As filed with the Securities and Exchange Commission on December 21, 2012

Registration Nos. 333-171922 and 333-171922-01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORD CREDIT FLOORPLAN CORPORATION		FORD CREDIT FLOORPLAN LLC
(Depositors for the Trust described herein) (Exact names of Co-Registrants as specified in their respective charters)

Delaware	38-2973806	Delaware	38-3372243
(State of Incorporation)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(I.R.S. Employer Identification No.)

One American Road Dearborn, Michigan (313) 594-3495	48126	One American Road Dearborn, Michigan (313) 594-3495	48126
(Address of Principal Executive Office of Co-Registrant)	Zip Code	(Address of Principal Executive Office of Co-Registrant)	Zip Code

SUSAN J. THOMAS

Ford Motor Credit Company LLC

One American Road

Dearborn, Michigan 48126

(313) 594-9876

(Name and Address of Agent for Service)

Copy to:

JOSEPH P. TOPOLSKI
Katten Muchin Rosenman LLP
575 Madison Avenue
New York, New York 10022
(212) 940-8800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-171922 and 333-171922-01

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Asset Backed Securities	$345,307,200	100%	$345,307,200	$47,099.90

(1)          The Co-Registrants previously registered $10,000,000,000 of securities under Registration Statement Nos. 333-148505 and 333-148505-01 filed on January 24, 2008, $7,120,000,000 of which the Co-Registrants included, pursuant to Rule 415(a)(6) under the Securities Act of 1933, along with the registration fees previously paid in connection with such securities, under Registration Statement Nos. 333-17922 and 333-171922-01 filed on January 28, 2011, and of which $1,726,536,000 remain unsold.  In accordance with Rule 462(b) under the Securities Act of 1933, an additional amount of securities having a proposed maximum offering price of not more than 20% of the amount of such remaining unsold securities is hereby registered.

(2)          Estimated for purposes of calculating the registration fee.

Explanatory Note.

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A. of Form S-3.  Pursuant to Rule 462(b), the contents of the Co-Registrants’ Registration Statement on Form S-3 (Registration Statement Nos. 333-171922 and 333-171922-01, filed on January 28, 2011), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on July 8, 2011, are incorporated by reference into this Registration Statement.

Exhibits.

(A) Exhibits:

1.1	—	Form of Underwriting Agreement for the Notes.*****

3.1	—	Amended and Restated Certificate of Formation of Ford Credit Floorplan LLC.**

3.2	—	Amended and Restated Limited Liability Company Agreement of Ford Credit Floorplan LLC.**

3.3	—	Restated Certificate of Incorporation of Ford Credit Floorplan Corporation.**

3.4	—	By-Laws of Ford Credit Floorplan Corporation.**

4.1	—	Indenture between the Trust and the Indenture Trustee.*****

4.2	—	Form of Indenture Supplement (including forms of Notes).*****

4.3	—	Trust Agreement between the Depositors and the Owner Trustee.*****

5.1	—	Opinion of Katten Muchin Rosenman LLP with respect to legality.*

8.1	—	Opinion of Katten Muchin Rosenman LLP with respect to federal income tax matters.****

10.1	—	Form of Interest Rate Hedge between the Trust and the Hedge Counterparty*****

23.1	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).****

23.2	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 8.1).****

24.1	—	Powers of Attorney.****

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.***

99.1	—	Sale and Servicing Agreement among Ford Credit Floorplan Corporation, the Servicer and the Trust.*****

99.2	—	Sale and Servicing Agreement among Ford Credit Floorplan LLC, the Servicer and the Trust.*****

99.3	—	Receivables Purchase Agreement between Ford Credit Floorplan Corporation and Ford Credit.*****

99.4	—	Receivables Purchase Agreement between Ford Credit Floorplan LLC and Ford Credit.*****

99.5	—	Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*****

99.6	—	Account Control Agreement between the Trust and The Bank of New York Mellon.*****

99.7	—	Form of Series Account Control Agreement.*****

99.8	—	Back-up Servicing Agreement among Ford Credit Floorplan Corporation, Ford Credit Floorplan LLC, the Trust, the Servicer and Wells Fargo Bank, National Association.*****

*                                         Filed herewith.

**                                  Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-132560 and 333-132560-01) filed on May 31, 2006.

***                           Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-148505 and 333-148505-01) filed on January 24, 2008.

****                    Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-171922 and 333-171922-01) filed on January 28, 2011.

*****             Incorporated by reference to Post Effective Amendment No. 2 to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-171922 and 333-171922-01) filed on July 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, including that the security rating requirement of Transaction Requirement B.5 will be met by the time of sale, and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on December 21, 2012.

FORD CREDIT FLOORPLAN CORPORATION
(Co-Registrant)

By:	/s/ Samuel P. Smith
(Samuel P. Smith,
Chairman of the Board of Directors
of Ford Credit Floorplan Corporation)

FORD CREDIT FLOORPLAN LLC
(Co-Registrant)

By:	/s/ Samuel P. Smith
(Samuel P. Smith,
Chairman of the Board of Managers
of Ford Credit Floorplan LLC)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed below by the following directors of FORD CREDIT FLOORPLAN CORPORATION in the capacities and on the date indicated.

Signature		Title	Date

/s/ Samuel P. Smith		Chairman of the Board of Directors and President and Treasurer	December 21, 2012
(Samuel P. Smith)		(principal executive officer and principal financial officer)

/s/ Jane L. Carnarvon*		Director and Controller	December 21, 2012
(Jane L. Carnarvon)		(principal accounting officer)

/s/ Susan J. Thomas*		Director	December 21, 2012
(Susan J. Thomas)

*By:	/s/ Susan J. Thomas
(Susan J. Thomas, Attorney in Fact)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed below by the following managers of FORD CREDIT FLOORPLAN LLC in the capacities and on the date indicated.

Signature		Title	Date

/s/ Samuel P. Smith		Chairman of the Board of Managers and President and Treasurer	December 21, 2012
(Samuel P. Smith)		(principal executive officer and principal financial officer)

/s/ Jane L. Carnarvon*		Manager and Controller	December 21, 2012
(Jane L. Carnarvon)		(principal accounting officer)

/s/ Susan J. Thomas*		Manager	December 21, 2012
(Susan J. Thomas)

*By:	/s/ Susan J. Thomas
(Susan J. Thomas, Attorney in Fact)

EXHIBIT INDEX

1.1	—	Form of Underwriting Agreement for the Notes.*****

3.1	—	Amended and Restated Certificate of Formation of Ford Credit Floorplan LLC.**

3.2	—	Amended and Restated Limited Liability Company Agreement of Ford Credit Floorplan LLC.**

3.3	—	Restated Certificate of Incorporation of Ford Credit Floorplan Corporation.**

3.4	—	By-Laws of Ford Credit Floorplan Corporation.**

4.1	—	Indenture between the Trust and the Indenture Trustee.*****

4.2	—	Form of Indenture Supplement (including forms of Notes).*****

4.3	—	Trust Agreement between the Depositors and the Owner Trustee.*****

5.1	—	Opinion of Katten Muchin Rosenman LLP with respect to legality.*

8.1	—	Opinion of Katten Muchin Rosenman LLP with respect to federal income tax matters.****

10.1	—	Form of Interest Rate Hedge between the Trust and the Hedge Counterparty*****

23.1	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 5.1).****

23.2	—	Consent of Katten Muchin Rosenman LLP (included as part of Exhibit 8.1).****

24.1	—	Powers of Attorney.****

25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939.***

99.1	—	Sale and Servicing Agreement among Ford Credit Floorplan Corporation, the Servicer and the Trust.*****

99.2	—	Sale and Servicing Agreement among Ford Credit Floorplan LLC, the Servicer and the Trust.*****

99.3	—	Receivables Purchase Agreement between Ford Credit Floorplan Corporation and Ford Credit.*****

99.4	—	Receivables Purchase Agreement between Ford Credit Floorplan LLC and Ford Credit.*****

99.5	—	Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*****

99.6	—	Account Control Agreement between the Trust and The Bank of New York Mellon.*****

99.7	—	Form of Series Account Control Agreement.*****

99.8	—	Back-up Servicing Agreement among Ford Credit Floorplan Corporation, Ford Credit Floorplan LLC, the Trust, the Servicer and Wells Fargo Bank, National Association.*****

*                                         Filed herewith.

**                                  Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-132560 and 333-132560-01) filed on May 31, 2006.

***                           Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-148505 and 333-148505-01) filed on January 24, 2008.

****                    Incorporated by reference to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-171922 and 333-171922-01) filed on January 28, 2011.

*****            Incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement of the Co-Registrants on Form S-3 (Reg. Nos. 333-171922 and 333-171922-01) filed on July 6, 2011.